SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

         Date of report (Date of earliest event reported): May 18, 1998

                            LNR PROPERTY CORPORATION
             (Exact name of Registrant as Specified in its Charter)

  Delaware                         1-13223                    65-0777234
(State or Other                  (Commission                 (IRS Employer
Jurisdiction of                  File Number)             Identification Number)
Incorporation)

                           760 Northwest 107th Avenue
                              Miami, Florida 33172
               (Address of Principal Executive Offices) (Zip Code)

               Registrant's telephone number, including area code:
                                 (305) 485-2000

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

         This Form 8-K/A updates the Form 8-K filed on May 18, 1998 and the Form 8-K/A filed on July 14, 1998, to report the acquisition of the Affordable Housing Group. This Form 8-K/A includes our unaudited pro forma consolidated condensed statement of earnings and those of the Affordable Housing Group for the nine months ended August 31, 1998.

         On February 18, 1998, we entered into an agreement (the "Purchase and Sale Agreement") to purchase from Pacific Harbor Capital, Inc., a wholly-owned subsidiary of PacifiCorp, controlling interests in a group of entities as well as certain direct partnership interests, known as the Affordable Housing Group ("AHG"), which own multi-family and senior housing properties, many of which qualify for low-income housing tax credits under Section 42 of the Internal Revenue Code.

         On May 1, 1998, we completed the purchase of certain interests in entities which own 36 of the properties. Acquisitions of interests in entities which own four out of the remaining six properties closed effective June 1, 1998 and the final two properties closed effective September 1, 1998. The aggregate amount of consideration was $81 million, subject to certain post-closing adjustments, plus the assumption of approximately $45 million of future equity commitments. The source of funds for the acquisition was our unsecured revolving credit facility.

         The attached unaudited pro forma consolidated condensed financial information updates our unaudited pro forma consolidated condensed statement of earnings through August 31, 1998 and incorporates the third quarter financial information from the two properties which closed effective September 1, 1998 in the pro forma information.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(B)      PRO FORMA FINANCIAL INFORMATION

(1)      Unaudited Pro Forma Consolidated Condensed Financial Information

(2) Unaudited Pro Forma Consolidated Condensed Statement of Earnings for the Nine Months Ended August 31, 1998

(3)      Notes to Unaudited Pro Forma Consolidated Condensed Financial Statement

        UNAUDITED PRO FORMA CONSOLIDATED CONDENSED FINANCIAL INFORMATION

         Our unaudited pro forma consolidated condensed statement of earnings for the nine months ended August 31, 1998, has been prepared to reflect our acquisition of AHG and has been prepared assuming that all of AHG (all interests relative to the 42 properties) has been acquired.

         The statement for the nine month period ended August 31, 1998 has been prepared as if the acquisition had occurred on December 1, 1997. The statement has been prepared utilizing the accounting policies outlined in our historical financial statements included in our Annual Report on Form 10-K for the year ended November 30, 1997. The acquisition is accounted for using the purchase method.

         The statement has been prepared under the SEC rules. As a result, the pro forma acquisition adjustments assume interest expense was incurred for the nine month period ended August 31, 1998 on the full amount of consideration paid for AHG. Although the SEC requires that interest expense be included on the full amount of consideration paid, this amount would have been lower had AHG been acquired by us at the beginning of the period presented due to the amount of tax credits that were available to purchase at that time. Therefore, we believe that the accompanying pro forma statement of earnings is not indicative of the results that AHG is expected to achieve as a result of the acquisition.

         The following information should be read in conjunction with our consolidated financial statements and the notes thereto, Management's Discussion and Analysis of Financial Condition and Results of Operations and other financial information included in our Annual Report on Form 10-K for the year ended November 30, 1997 and our Quarterly Report on Form 10-Q for the quarter ended August 31, 1998. The statement does not necessarily reflect what the results of operations and financial position would have been had the acquisition occurred as assumed in preparing our unaudited pro forma consolidated condensed financial statements, nor does it necessarily reflect our future results or financial position.


                   LNR PROPERTY CORPORATION AND SUBSIDIARIES
        UNAUDITED PRO FORMA CONSOLIDATED CONDENSED STATEMENT OF EARNINGS
                   FOR THE NINE MONTHS ENDED AUGUST 31, 1998
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                            THE COMPANY          AHG              PRO FORMA             TOTAL
                                             HISTORICAL       HISTORICAL(G)      ADJUSTMENTS          PRO FORMA
                                            -----------       -------------      -----------          ---------
Revenues
  Rental income                               $ 49,887           12,678           (4,714)(a)            57,851
  Equity in earnings of partnerships            40,640               --           (1,078)(a)            39,562
  Interest income                               54,830              307                                 55,137
  Gains on sales of:
    Real estate                                 21,439               --                                 21,439
    Investment securities                        1,386               --                                  1,386
  Management fees                                6,898               --                                  6,898
  Other, net                                       822            1,762              (84)(a)             2,500
                                                                                  (1,392)(e)            (1,392)
                                              --------          -------          -------              --------
      Total revenues                           175,902           14,747           (7,268)              183,381
                                              --------          -------          -------              --------
Costs and expenses
  Cost of rental operations                     31,439            6,768           (2,284)(a)            35,923
  General and administrative                    20,578            1,648              250 (d)            22,476
  Minority interests                             1,567             (828)             160 (a)               899
  Depreciation                                   8,412            4,580           (1,682)(a)            11,310
                                                                                     300 (c)               300
                                              --------          -------          -------              --------
      Total costs and expenses                  61,996           12,168           (3,256)               70,908
                                              --------          -------          -------              --------
Operating earnings/(loss)                      113,906            2,579           (4,012)              112,473
  Interest expense                              34,260            6,560           (2,042)(a)            38,778
                                                                                   2,337 (b)             2,337
                                                                                  (1,137)(c)            (1,137)
                                                                                     (76)(e)               (76)
                                              --------          -------          -------              --------
Earnings/(loss) before income taxes             79,646           (3,981)          (3,094)               72,571
Income tax benefit/(expense)                   (26,974)           9,005             (579)(a)           (17,341)
                                                                                   1,207 (f)
                                              --------          -------          -------              --------
Net earnings/(loss)                           $ 52,672          $ 5,024          $(2,466)             $ 55,230
                                              ========          =======          =======              ========
Net earnings per share:
  Basic                                          $1.46                                                   $1.53
                                              ========                                                ========
  Diluted                                        $1.44                                                   $1.51
                                              ========                                                ========
Weighted average pro forma
  shares outstanding:
  Basic                                         36,138                                                  36,138
                                              ========                                                ========
  Diluted                                       36,472                                                  36,472
                                              ========                                                ========

See accompanying notes to unaudited pro forma consolidated condensed financial statement.




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                    LNR PROPERTY CORPORATION AND SUBSIDIARIES
     NOTES TO UNAUDITED PRO FORMA CONSOLIDATED CONDENSED FINANCIAL STATEMENT

(a) Represents adjustments to reflect the interests in ten properties which are accounted for by the equity method that were consolidated in the AHG financial statements. This also includes the removal of one property which was part of AHG's historical financial statements which was not acquired by us.

(b) Represents interest expense on debt incurred in connection with the acquisition of AHG.

(c) Represents the elimination of interest expense from AHG's former parent company on intercompany balances.

(d) Represents incremental costs associated with establishing certain administrative and support activities that were previously provided by AHG's former parent company.

(e) Represents the income statement effect of the adjustment of the carrying value of AHG's assets and liabilities to fair market value on the acquisition date.

(f) Represents the estimated income tax effect of the pro forma adjustments at our effective tax rate of 39.0%, before consideration of the tax credits.

(g) The AHG historical column includes the results of operations from the 42 properties for the period during the nine months ended August, 31, 1998 which was prior to their acquisition by us. For the 36 properties acquired on May 1, 1998, this column includes financial results through April 30, 1998. In the case of the properties acquired effective June 1, 1998, this column includes financial results through May 31, 1998. For the two properties acquired effective September 1, 1998, this column includes financial results through August 31, 1998.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                   /S/ SHELLY RUBIN
                                   ---------------------------------------
                                   Name:  Shelly Rubin
                                   Title: Chief Financial Officer
                                   (Principal Financial Officer)

                                   Date:  January 12, 1999